Euronet Worldwide Announces Passing of Board Member Andrzej Olechowski

LEAWOOD, Kansas — April 28, 2026 — Euronet Worldwide, Inc. (NASDAQ: EEFT) today announced that Andrzej Olechowski, a member of its Board of Directors, passed away on April 25, 2026, at the age of 78.

Dr. Olechowski had served as a director of the Company since May 2002 and was a nominee for re-election at the Company’s 2026 Annual Meeting of Stockholders. In light of his passing, he is no longer standing for re-election, and the Company’s Board of Directors has reduced the number of nominees for election at the Annual Meeting.

“Dr. Olechowski has been a consummate and highly knowledgeable member of our Board and provided me with valued counsel over many years,” said Michael J. Brown, Chairman, Chief Executive Officer and President of Euronet. “He was a statesman and a gentleman, and we will miss his insight and contributions. We extend our deepest condolences to his family and loved ones.”

Dr. Olechowski built his professional experience in international finance, working with UNCTAD and the World Bank. He held the office of Minister of Finance, headed the Ministry of Foreign Affairs and served as economic advisor to Poland’s President Lech Wałęsa.

Dr. Olechowski brought extensive international experience in finance, economics and public service to the Board, contributing meaningfully to the Company’s growth and strategic direction over more than two decades of service.

About Euronet Worldwide, Inc.

Euronet (NASDAQ: EEFT) is a global leader in payment processing and cross‑border transactions, operating for more than 30 years and now serving clients in 200+ countries and territories. We support financial institutions, merchants and global brands with technology-driven solutions, while enabling businesses and consumers to send, receive and spend money seamlessly worldwide. By operating one of the world’s largest independent electronic payment networks spanning merchant acquiring, transaction processing and point‑of‑sale infrastructure, Euronet enables real‑time, digital and cross‑border movement of money at global scale. In 2025, Euronet processed more than 20 billion transactions across its network. Headquartered in Leawood, Kansas USA, Euronet operates from 74 offices worldwide. For more information, visit www.euronet.com.

Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including impacts from pandemics or other disease outbreaks; inflation; military conflicts in the Ukraine and the Middle East, and the related economic sanctions; our ability to successfully integrate any acquired operations; economic conditions in specific countries and regions; technological developments, including artificial intelligence affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and privacy; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing (including fluctuations in interest rates), availability of credit and terms of and compliance with debt covenants; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

Investor Relations Contact:

Euronet Worldwide, Inc.
Investor Relations
(913) 327-4200
ir@euronetworldwide.com